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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C.  20549


Form   8-K/A

Filed as Amendment to 8-K Document filed March 25, 1998,
Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of the reported event) : November 6, 1998

WHITNEY AMERICAN CORPORATION
(Exact name of registrant as specified in charter)


DELAWARE
(State of incorporation)

       0-22907                                           84-1070022
(Commission File Number)                 (I.R.S. Employer Identification Number)




8150 Leesburg Pike, Suite 1200,  Vienna, Virginia   22182
(Address of Principal Executive Offices and Zip Code)


(703) 893-0582
(Registrant's telephone number, including area code)


(703) 893-5636
(Registrant's facsimile number,  including area code)
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Item  5.

On March 25th, 1998, the Registrant reported on this form that it had aquired the Exeter Group, Inc. (Exeter), a Florida corporation, under a merger and acquisition agreement in exchange for common stock. Due to substantial differences of opinion arising between the management of Registrant and the management of Exeter , both parties have agreed to end the relationship and to rescind, in its entirety, the merger and acquisition agreement of March 10, 1998. Consequently, the Registrant's Board of Directors, at a special meeting voted, and approved, the recission calling for the return to both parties, all assets and liabilities held by the respective parties at the time of the acquisition and to return, to each party, all of the common stock exchanged as part of the agreement.

Exhibit A:

The Stock Exchange Rescission and Break-Up Agreemnt



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WHITNEY AMERICAN CORPORATION


Date   November 12, 1998                      By    /S/
    --------------------                        --------------------------------

                                                Juan J. Gutierrez, Chairman, CEO